UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 5, 2018

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place, 4TH Floor 141 Front Street PO Box HM 845 Hamilton, HM 19, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ____

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ____

ITEM 2.02	DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 5, 2018, the registrant issued a news release announcing its fourth quarter 2017 results. A copy of that news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

As required by current generally accepted accounting principles (GAAP) guidance, the Tax Cut and Jobs Act discrete charge through continuing operations includes the impact of the corporate tax rate change on deferred tax balances established through Other Comprehensive Income (OCI).  This treatment results in deferred taxes at the old corporate tax rate remaining in OCI until the items resulting in the timing differences cease to exist.  In response to stakeholders' concerns with this treatment of OCI deferred taxes, the Financial Accounting Standards Board on January 18, 2018 issued an Exposure Draft for a Proposed Accounting Standards Update; Income Statement—Reporting Comprehensive Income (Topic 220); Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (Proposal).  The Proposal would require updating the tax rate for deferred tax balances in OCI with a corresponding adjustment to retained earnings.  The comment period for the exposure draft ended on February 2, 2018.  If the Proposal is adopted, it would be effective for all entities for fiscal years beginning after December 15, 2018, with early adoption permitted.  If this Proposal is adopted prior to the filing of the Company's Form 10-K, the Company plans to early adopt and update its financial statements for the Form 10-K filing resulting in an estimated $1.3 million decline in OCI with a corresponding increase in retained earnings.

The news release furnished herewith contains information regarding the registrant's operating income (loss).  Operating income (loss) differs from net income (loss) attributable to Everest Re Group, the most directly comparable generally accepted accounting principle financial measure, only by the exclusion of realized capital gains (losses) on investments.  Management believes that presentation of operating income (loss) provides useful information to investors because it more accurately measures and predicts the registrant's results of operations by removing the variability arising from the management of the registrant's investment portfolio.  In addition, management, analysts and investors use operating income (loss) to evaluate the financial performance of the registrant and the insurance industry in general.

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	99.1	News Release of the registrant,
dated February 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ CRAIG HOWIE
Craig Howie
Executive Vice President and
Chief Financial Officer

Dated:  February 5, 2018

EXHIBIT INDEX

Exhibit
Number	Description of Document	Page No.

99.1	News Release of the registrant,
	dated February 5, 2018	5